UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		October 28, 2010

RESOURCES CONNECTION, INC.

Delaware	0-32113	33-0832424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17101 Armstrong Avenue, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(714) 430-6400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 28, 2010, the board of directors of Resources Connection, Inc. (“Resources” or “the Company”) declared a quarterly cash dividend of $0.04 per share on the Company’s common stock.  The dividend is payable on December 22, 2010 to stockholders of record at the close of business on November 24, 2010.  The Company’s board of directors will assess and approve future dividends quarterly.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release entitled “ Resources Connection, Inc. Announces Quarterly Dividend,” issued October 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: October 29, 2010	By:	/s/ Donald B. Murray
Donald B. Murray
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release issued October 29, 2010

ABOUT RESOURCES GLOBAL PROFESSIONALS

Resources Global Professionals, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – finance and accounting, information management, internal audit, corporate advisory and strategic communications, human capital, legal services and supply chain management.

Resources Global was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 2,700 professionals, annually serving 1,800 clients around the world from more than 80 practice offices.

Headquartered in Irvine, California, Resources Global has served 83 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about Resources Global is available at  http://www.resourcesglobal.com ..